                                                                     EXHIBIT 2.2





                           --------------------------





                             SUBSCRIPTION AGREEMENT


                                     BETWEEN


                            LAMAR ADVERTISING COMPANY


                                       AND


                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES





                           --------------------------

                            DATED AS OF JUNE 1, 1999

                           --------------------------

                                TABLE OF CONTENTS

                                                                                                              PAGE

ARTICLE 1             THE TRANSACTIONS...........................................................................1

         1.1      Purchase and Sale..............................................................................1

         1.2      Closing Matters................................................................................1

         1.3      The Subscription Closing.......................................................................2

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................2

         2.1      Corporate Organization and Authority of Purchaser..............................................2

         2.2      No Conflict....................................................................................2

         2.3      Litigation and Proceedings.....................................................................3

         2.4      Governmental Authorities; Consents.............................................................3

         2.5      Broker's Fees..................................................................................3

         2.6      Securities Act Representations.................................................................3

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................4

         3.1      Corporate Organization and Authority of the Company............................................4

         3.2      No Conflict....................................................................................5

         3.3      Litigation and Proceedings.....................................................................5

         3.4      Governmental Authorities; Consents.............................................................5

         3.5      Broker's Fees..................................................................................5

         3.6      Capital Structure..............................................................................5

         3.7      SEC Documents; Financial Statements............................................................6

         3.8      Legal Compliance...............................................................................7

         3.9      Transactions with Affiliates...................................................................7

         3.10     State Takeover Statutes........................................................................7

         3.11     Events Subsequent to March 31, 1999............................................................7

ARTICLE 4             COVENANTS OF THE COMPANY...................................................................8

         4.1      Stockholder Consent............................................................................8

ARTICLE 5             COVENANTS OF PURCHASER.....................................................................8

         5.1      Requests for Information.......................................................................8

ARTICLE 6             JOINT COVENANTS AND AGREEMENTS.............................................................9

         6.1      Support of Transaction.........................................................................9

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE

ARTICLE 7             CONDITIONS PRECEDENT.......................................................................9

         7.1      Conditions to Each Party's Obligations.........................................................9

ARTICLE 8             MISCELLANEOUS..............................................................................9

         8.1      Waiver.........................................................................................9

         8.2      Notices........................................................................................9

         8.3      Assignment....................................................................................11

         8.4      Rights of Third Parties.......................................................................11

         8.5      Expenses......................................................................................11

         8.6      Construction..................................................................................11

         8.7      Captions; Counterparts........................................................................11

         8.8      Entire Agreement..............................................................................11

         8.9      Amendments....................................................................................12

         8.10     Publicity.....................................................................................12

Cross-Reference Regarding Defined Terms:

DEFINED TERM                                                SECTION WHERE DEFINED
------------                                                ---------------------

Agreement                                                   Introductory Paragraph

Class A Common Stock                                        Recitals

Class B Common Stock                                        3.6

Closing Date                                                1.3

Company                                                     Introductory Paragraph

Purchase Agreement                                          Recitals

Purchase Agreement Closing                                  Recitals

Purchase Price                                              1.1

Purchaser                                                   Introductory Paragraph

Shares                                                      1.1

Subscription Closing                                        1.3

                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT ("Agreement") dated as of June 1, 1999 by and between Lamar Advertising Company, a Delaware corporation (the "Company"), and Chancellor Media Corporation of Los Angeles, a Delaware corporation (the "Purchaser").

                                R E C I T A L S:

         WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, immediately following the closing (the "Purchase Agreement Closing") of the transactions contemplated by that certain Stock Purchase Agreement, dated as of even date herewith, by and between the Company and the Purchaser (the "Purchase Agreement"), the number of shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), of the Company as is set forth in Section 1.1 below, on the terms and subject to the conditions set forth herein;

         WHEREAS, the consummation of the issuance and sale of the Shares (as hereinafter defined) shall be effective immediately following the closing of the transactions contemplated by the Purchase Agreement;

         WHEREAS, capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                               A G R E E M E N T:

                                    ARTICLE 1

                                THE TRANSACTIONS

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, at the Subscription Closing (as defined below), 14,579,546 shares of Class A Common Stock (the "Shares"), at a purchase price of $34.375 per share. The total purchase price to be paid by the Purchaser for the Shares pursuant to this Section 1.1 is referred to herein as the "Purchase Price."

     1.2 Closing Matters. At the Subscription Closing, the Purchaser shall transfer by wire or otherwise deliver to the Company the Purchase Price in same day funds, and the Company shall deliver to the Purchaser a certificate or certificates, validly executed by a duly authorized officer of the Company and in proper form, representing the Shares being purchased by the Purchaser. Notwithstanding the immediately preceding sentence, purely for the sake of convenience and to avoid the unnecessary expense of multiple wire transfers of offsetting wire amounts, Purchaser may net against the amount of any wire transfer to be made to the Company on the Closing Date (as defined below) pursuant to this Agreement any amount otherwise required to be wired by the Company to Purchaser on the Closing Date pursuant to the Purchase Agreement.


     1.3 The Subscription Closing. Subject to the fulfillment of the conditions precedent specified in Article IV (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the purchase and sale of the Shares shall be consummated at a closing (the "Subscription Closing") to be held at the offices of Purchaser, 1845 Woodall Rogers Freeway, Suite 1300, Dallas, Texas, on the business day the conditions set forth in Article VI hereof are first satisfied or such other date as the parties hereto may agree. The date on which the Subscription Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     2.1 Corporate Organization and Authority of Purchaser. Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Purchaser, and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding Agreement of the Company, constitutes a legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     2.2 No Conflict. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby does not and will not violate any provision of, or result in the breach of: (a) any applicable law, rule or regulation of any Governmental Authority, or any agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound, or of any order, judgment or decree applicable to Purchaser, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien, charge or encumbrance upon any of the properties or assets of Purchaser or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a Lien; or (b) the Certificate of Incorporation, Bylaws, or other organizational documents of Purchaser.

     2.3 Litigation and Proceedings. There are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or, to the knowledge of Purchaser, investigations, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of Purchaser, threatened, against Purchaser or any of its Affiliates which, if determined adversely, could reasonably be expected to have a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement. There is no unsatisfied judgment, order or decree or any open injunction binding upon Purchaser or any of its Affiliates which could reasonably be expected to have a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

     2.4 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required on the part of Purchaser with respect to Purchaser's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act.

     2.5 Broker's Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of its Affiliates, except for any arrangement with Morgan Stanley Dean Witter & Co. or Greenhill & Co., LLC, for which Purchaser shall be solely responsible.

     2.6 Securities Act Representations.

         (i) Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing the Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

         (ii) Purchaser acknowledges that the issuance of the Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by the Company that the issuance of the Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Purchaser acknowledges that the availability of such exemptions is predicated in part on Purchaser's representations set forth in this Section and that the Company is relying on such representations.

         (iii) Purchaser has received all the information it considers necessary or appropriate for deciding whether to accept the Shares. The Purchaser has had an opportunity to ask questions of and to receive answers from the Company regarding the terms and conditions of the issuance of the Shares and the business, properties, financial condition and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

         (iv) Purchaser acknowledges that it is able to bear the economic risk of the investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Shares.

         (v) Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         (vi) Purchaser acknowledges that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Purchaser further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

         (vii) Purchaser acknowledges that each certificate representing any of the Shares will be endorsed with a legend substantially similar to the following:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1 Corporate Organization and Authority of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Company, and except for the consent of the stockholders of the Company as provided in Section 5.5 of the Purchase Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding Agreement of Purchaser, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     3.2 No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby does not and will not violate any provision of, or result in the breach of: (a) any applicable law, rule or regulation of any Governmental Authority, or any agreement, indenture or other instrument to which the Company is a party or by which the Company may be bound, or of any order, judgment or decree applicable to the Company, or terminate or result in the termination of any such agreement, indenture or instrument, or result in the creation of any Lien, charge or encumbrance upon any of the properties or assets of the Company or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a Lien; or (b) the Certificate of Incorporation, Bylaws, or other organizational documents of Purchaser.

     3.3 Litigation and Proceedings. Except as disclosed in the Company SEC Documents (as defined below), there are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or, to the knowledge of the Company, investigations, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of the Company, threatened, against the Company or any of its Affiliates which, if determined adversely, could reasonably be expected to have a material adverse effect on (a) the ability of the Company to enter into and perform its obligations under this Agreement or
(b) the business, financial condition or results of operations of the Company. There is no unsatisfied judgment, order or decree or any open injunction binding upon the Company or any of its Affiliates which could reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

     3.4 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Purchaser contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party is required on the part of the Company with respect to the Company's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act or (ii) the preparation and filing of a proxy or information statement of the Company with the SEC pursuant to Section 5.5 of the Purchase Agreement.

     3.5 Broker's Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its Affiliates.

     3.6 Capital Structure. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Class A Common Stock, (ii) 37,500,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), of the Company, (iii) 10,000 shares of Class A Preferred Stock, $638.00 par value per share (the "Class A Preferred Stock"), of the Company, and (iv) 1,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), of the Company. At the close of business on May 31, 1999 (a) 43,514,283 shares of Class A Common Stock were issued and outstanding, (b) no more than 1,000,000 shares of Class A Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Class A Common Stock granted under the Company's 1996 Equity Incentive Plan, (c) 17,770,000 shares of Class A Common Stock were reserved for issuance upon conversion of outstanding shares of Class B Common Stock, (d) 17,699,997 shares of Class B Common Stock were issued and outstanding, (e) 5,719.49 shares of Class A Preferred Stock were issued and outstanding and (f) no shares of Class A Common Stock, Class B Common Stock, Class A Preferred Stock or Preferred Stock were held as treasury shares by the Company or any Subsidiary of the Company. Except as set forth above, at the close of business on May 31, 1999, no shares of capital stock or other equity securities of the Company were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued (1) upon the exercise of outstanding Company Stock Options or (2) to Purchaser pursuant to the terms of this Agreement and the Purchase Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Subsidiary of the Company may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more wholly-owned subsidiaries of the Company or by the Company and one or more such wholly-owned subsidiaries, free and clear of all Liens. Except as set forth above, or except as set forth in the Company SEC Documents (as defined in Section 3.7), neither the Company nor any Subsidiary of the Company has any outstanding option, warrant, agreement, arrangement or other rights, relating to the capital stock of the Company or any Subsidiary of the Company that either (x) obligates the Company or any Subsidiary of the Company to issue, sell or transfer, repurchase, redeem, purchase, register for sale or otherwise acquire or vote any shares of the capital stock or other equity securities of the Company or any of its Subsidiaries or (y) restricts the transfer of the Class A Common Stock. From the close of business on May 31, 1999, neither the Company nor any Subsidiary of the Company has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than any issuances of shares of Class A Common Stock pursuant to the exercise of Company Stock Options outstanding on the date hereof.

     3.7 SEC Documents; Financial Statements. (i) The Company has filed with the SEC all required reports, schedules, forms, statements and other documents since its initial public offering (such reports, schedules, forms, statements and any other documents filed with the SEC and publicly available prior to the date of this Agreement are hereinafter referred to as the "Company SEC Documents"); (ii) as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of the Company and its predecessors included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries (or its predecessors and their respective consolidated Subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     3.8 Legal Compliance. Except with respect to matters disclosed in the Company SEC Documents, the Company and each of its Subsidiaries is in compliance with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable thereto, except where such instances of noncompliance would not have a material adverse effect on the business, operations or financial condition of Purchaser and its Subsidiaries, taken as a whole.

     3.9 Transactions with Affiliates. Other than the transactions contemplated by this Agreement and the Purchase Agreement, or except to the extent disclosed in the Company SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than Subsidiaries of the Company) or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     3.10 State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement, the Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Purchase Agreement, and such approval is sufficient to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the acquisition of the Shares and the shares to be issued pursuant to the Purchase Agreement and the other transactions contemplated by this Agreement and the Purchase Agreement. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the acquisition of the Shares and the shares of Class A Common Stock to be issued pursuant to the Purchase Agreement, this Agreement or the Purchase Agreement or any of the transactions contemplated by this Agreement or the Purchase Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Purchase Agreement.


     3.11 Events Subsequent to March 31, 1999. From March 31, 1999 to the date hereof, there has not occurred any material adverse change in the business, financial condition or results of operations of the Company.

                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

     4.1 Stockholder Consent.

         (i) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy or information statement, as applicable, with respect to its proposal to issue the Company Shares and shall use its best efforts to cause such proxy or information statement, as applicable, to be mailed to the Company's stockholders as promptly as practicable after the review process at the SEC has been completed.

         (ii) The Company agrees and represents and warrants that the proxy or information statement, as applicable, will not, at the date it is first mailed to the Company's stockholders or at the time of the Company's stockholders meeting, if any, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof or the furnishing of an information statement, as the case may be, which has become false or misleading, except for information provided to the Company by the Purchaser for inclusion therein, if any, as to which the Company makes no such representation or warranty. The Company agrees that the proxy or information statement, as applicable, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         (iii) The Company agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders or obtain the written consent of its stockholders for the approval of the issuance of the Company Shares. The Company will use its best efforts to obtain the stockholders approval as soon as practicable after the date hereof.

                                   ARTICLE 5

                             COVENANTS OF PURCHASER

     5.1 Requests for Information. Purchaser shall cooperate with the Company in the Company's preparation and filing with the SEC of a preliminary proxy or information statement, as applicable, as provided in Section 4.1 of this Agreement, including providing the Company with such information about Purchaser, Chancellor Media Outdoor Corporation, a Delaware corporation, and its Subsidiaries, for use in connection with any such preliminary proxy or information statement as the Company may reasonably request. The information so provided by Purchaser shall not contain any untrue statement or alleged untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make such statements not misleading, but only to the extent such untrue statement or omission is contained in any written information so furnished by Purchaser specifically for inclusion in such preliminary proxy or information statement.

                                   ARTICLE 6

                         JOINT COVENANTS AND AGREEMENTS

     6.1 Support of Transaction. The Company and Purchaser shall each (i) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions contemplated hereby,
(ii) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of the Company, Purchaser or their respective Affiliates are required to obtain in order to consummate the transactions contemplated hereby, (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article 6 or otherwise to comply with this Agreement, and (iv) provide the other parties, and such other party's employees, officers, accountants, lawyers, financial advisors and other representatives with access to its personnel, properties, business and records under all reasonable circumstances.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be conditioned upon and subject to the consummation on the Closing Date of the Purchase Agreement Closing, such Purchase Agreement Closing to be effective immediately prior to the Subscription Closing.

                                   ARTICLE 8

                                  MISCELLANEOUS

     8.1 Waiver. Either party to this Agreement may, at any time prior to the Subscription Closing, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner as this Agreement.

     8.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five (5) calendar days after posting in the United States mail having been sent registered or certified mail return receipt requested, or (iii) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

                           If to the Company, to:


                                    Lamar Advertising Company
                                    5551 Corporate Boulevard
                                    Baton Rouge, Louisiana  70808
                                    Attention:  Keith Istre
                                    Telecopy No.: (225) 923-0658

                                    with copies to:

                                    Jones, Walker, Waechter, Poitevent,
                                     Carrere & Denegre, L.L.P.
                                    5th Floor
                                    Four United Plaza
                                    8555 United Plaza Boulevard
                                    Baton Rouge, Louisiana  70809
                                    Attention:  Brad J. Axelrod
                                    Telecopy No.:  (225) 231-3336

                           If to Purchaser, to:

                                    Chancellor Media Corporation of Los Angeles
                                    1845 Woodall Rogers Freeway
                                    Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  General Counsel
                                    Telecopy No.: (512) 340-7890


                                    with copies to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C. 20004-2502
                                    Attention:  Eric L. Bernthal
                                    Telecopy No.:  (202) 637-2201

                                    and

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201-6950
                                    Attention:  Michael A. Saslaw
                                    Telecopy No.:  (214) 746-7777
or to such other address or addresses as the parties may from time to time designate in writing.

     8.3 Assignment. Neither party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     8.4 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

     8.5 Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including, without limitation, all fees of its legal counsel, financial advisers and accountants; provided, however, that (i) all transfers, conveyance and similar taxes imposed as a result of the sale of the Shares, shall be paid one-half by the Company and one-half by Purchaser and (ii) all fees paid to Antitrust Authorities in connection with compliance with the notification and reporting requirements of the HSR Act for the transactions contemplated hereby, shall be paid by Purchaser.

     8.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Unless otherwise stated, references to Sections, Articles or Schedules refer to the Sections, Articles and Schedules to this Agreement. As used herein, the phrase "to the knowledge" of any Person shall mean the actual knowledge of such Person's executive officers after due inquiry. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

     8.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 Entire Agreement. This Agreement (together with the Purchase Agreement and the Schedules and Annexes to the Purchase Agreement which, although they may be bound separately, constitute one and the same Agreement), the other Ancillary Agreements and that certain Confidentiality Agreement between the Company and Purchaser (the "Confidentiality Agreement") constitute the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement, the Purchase Agreement, the other Ancillary Agreements and the Confidentiality Agreement.

     8.9 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

     8.10 Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of the Company and Purchaser, which approval shall not be unreasonably withheld by any party; provided, however, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations after such consultation with the other parties hereto as is reasonable under the circumstances.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.



                                       LAMAR ADVERTISING COMPANY



                                       By:   /s/ KEITH ISTRE
                                             -----------------------------------
                                             Name:  Keith Istre
                                             Title:  Chief Financial Officer



                                       CHANCELLOR MEDIA CORPORATION OF
                                        LOS ANGELES



                                       By:   /s/ WILLIAM S. BANOWSKY, JR
                                             -----------------------------------
                                             Name:  William S. Banowsky, Jr.
                                             Title:  Executive Vice President